BANKWELL FINANCIAL GROUP REPORTS OPERATING RESULTS FOR THE FOURTH QUARTER, DECLARES FIRST QUARTER DIVIDEND

New Canaan, CT – January 29, 2026 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $9.1 million, or $1.15 per share for the fourth quarter of 2025, versus $10.1 million, or $1.27 per share, for the third quarter of 2025. The Company's Board of Directors declared a $0.20 per share cash dividend, payable February 20, 2026 to shareholders of record on February 10, 2026.

Reported fourth quarter of 2025 GAAP net income reflects $1.5 million of one-time income tax expense related to adjustments to the income tax provision, primarily due to the finalization of state tax filings and changes in estimated tax positions associated with the Company’s expanded state-level footprint. These adjustments relate to both current- and prior‑year tax estimates.

Reported GAAP net income of $9.1 million, or $10.7 million on an operating basis(1), for the fourth quarter of 2025.

Reported diluted earnings per share was $1.15, or $1.36 on an operating basis(1), for the fourth quarter of 2025.

Reported return on average assets was 1.11%, or 1.29% on an operating basis(1), for the fourth quarter of 2025.

Reported return on average tangible shareholders' equity was 12.31%, or 14.32% on an operating basis(1), for the fourth quarter of 2025.
Discussion of Outlook; Bankwell Financial Group Chief Executive Officer, Christopher R. Gruseke:

"We finished the year in strong fashion, reporting operating net income of $1.36 per share for the 4th quarter and Pre-tax, pre-provision net revenue return on average assets of 1.80%. GAAP Net Income of $1.15 per share for the quarter includes a one-time adjustment for multiple years’ state level tax provisioning outside of our home state of Connecticut.

We entered the year with a clear set of priorities: strengthen credit, improve the funding mix, build non-interest income, generate high‑quality growth, and embrace an innovative mindset as we continue to invest in our people and in technology and I’m pleased to say that we delivered on each of these priorities.

Building on the work accomplished this year we are pleased to provide the following guidance for 2026:

We expect loan growth of 4 to 5 percent. We anticipate net interest income in the range of $111 to $112 million. We also expect non-interest income to increase to approximately $11 to $12 million. Regarding expenses, we estimate total non-interest expense of $64 to $65 million, which incorporates a prudent level of ongoing investment in our people, infrastructure, and operational capabilities. We are confident that our increased investments will continue to provide further operating leverage; our guidance yields an efficiency ratio of approximately 51% to 53%, versus 54.1% in 2025."

(1)     Non-GAAP Financial Measure, refer to the "Non-GAAP Financial Measures" section of this document for additional detail.

Key Points for Fourth Quarter and Bankwell’s Outlook

Credit Quality Improves Amid Solid Loan Growth.
•$121.9 million net loan growth during the quarter ended December 31, 2025, resulting in $134.2 million, or 5.0%, growth compared to the year ended December 31, 2024.
•As of December 31, 2025, nonperforming assets as a percentage of total assets improved to 0.49%, compared to 0.56% as of September 30, 2025. Nonperforming assets have declined $1.9 million from the third quarter, mainly driven by the sale of an OREO property for $1.3 million and the collection of $0.4 million on an SBA guarantee.

Net Interest Margin Expands on Lower Deposit Costs and Improved Mix.
•Reported Net Interest Margin was 3.40% for the fourth quarter of 2025, an increase of 6 basis points from the third quarter of 2025. Earning asset yields declined 11 basis points from the third quarter of 2025 to 6.23% while deposit costs decreased 15 basis points to 3.15% over the same period.
•During the quarter ended December 31, 2025, average low-cost deposits increased by $21.6 million compared to the third quarter of 2025 and by $85.9 million compared to the same period in the prior year.

Advancing Key Strategic Priorities.
•SBA loan sale gains increased to $2.2 million in the fourth quarter of 2025, compared to $1.4 million in the third quarter of 2025. The SBA Lending division delivered $24.3 million in originations in the fourth quarter of 2025, bringing the total year originations to $68.3 million.
•As a result of SBA loan sale gains, noninterest income as a percentage of revenue increased to 11.13% in the fourth quarter of 2025, compared to 8.76% in the third quarter of 2025.
•For the fourth quarter of 2025, the Company realized an efficiency ratio(1) of 50.8%, compared to 51.4% for the third quarter of 2025.

Fourth Quarter 2025 Financial Highlights and Key Performance Indicators (KPIs):

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Return on average assets(1)(6)	1.11%	1.24%	1.14%	0.86%	0.37%
Pre-tax, pre-provision net revenue return on average assets(1)(6)	1.80%	1.70%	1.43%	1.18%	1.05%
Return on average shareholders' equity(1)(6)	12.20%	13.84%	12.98%	10.16%	4.35%
Return on average tangible shareholders' equity(1)(6)	12.31%	13.96%	13.10%	10.25%	4.40%
Net Interest Margin(1)(6)(7)	3.40%	3.34%	3.10%	2.81%	2.60%
Efficiency Ratio(1)(3)	50.8%	51.4%	56.1%	59.9%	56.4%
Noninterest expense to average assets(1)(6)	1.87%	1.80%	1.83%	1.76%	1.56%
Net loan (recoveries) charge-offs as a percentage of average loans(1)(6)	0.00%	(0.01)%	0.00%	0.00%	0.11%
Dividend payout(1)(4)	17.39%	15.75%	17.39%	22.99%	54.05%
Fully diluted tangible book value per common share(1)(2)	$37.84	$36.84	$35.65	$34.56	$34.09
Total capital to risk-weighted assets(1)(5)	12.94%	13.48%	13.28%	13.22%	12.70%
Total common equity tier 1 capital to risk-weighted assets(1)(5)	11.87%	12.39%	12.20%	12.11%	11.64%
Tier I Capital to Average Assets(1)(5)	10.55%	10.71%	10.57%	10.13%	10.09%
Tangible common equity to tangible assets(1)(2)	8.90%	8.95%	8.68%	8.57%	8.20%
Earnings per common share - diluted	$1.15	$1.27	$1.15	$0.87	$0.37
Common shares issued and outstanding	7,899,943	7,877,443	7,873,387	7,888,013	7,859,873
(1)     Non-GAAP Financial Measure, refer to the "Non-GAAP Financial Measures" section of this document for additional detail.

(2)    Refer to the "Reconciliation of GAAP to Non-GAAP Measures" section of this document for additional detail.

(3)    Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus noninterest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

(4)    The dividend payout ratio is calculated by dividing dividends per share by earnings per share.

(5)    Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.

(6)    Return on average assets is calculated by dividing annualized net income by average assets. Pre-tax, pre-provision net revenue return on average is calculated by dividing PPNR (using the "Pre-Tax, Pre-Provision Net Revenue (PPNR)" section of this document) by average assets. Return on average shareholders' equity is calculated by dividing annualized net income by average shareholders' equity. Return on average tangible shareholders' equity is calculated by dividing annualized net income by average shareholders' equity less average intangible assets. Net Interest Margin is calculated by dividing average annualized net interest income by average total earning assets. Noninterest expense to average assets is calculated by dividing annualized noninterest expense by average total assets. Net loan charge-offs as a percentage of average loans is calculated by dividing net loan (charge offs) recoveries by average total loans.

(7)    Based on a fully tax equivalent basis.

Pre-Tax, Pre-Provision Net Revenue(1) ("PPNR")

PPNR for the fourth quarter ended December 31, 2025 was $14.9 million, an increase of 7.2% from $13.9 million recognized for the third quarter ended September 30, 2025.

	For the Quarter Ended
(Dollars in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Net interest income	$26,946	$25,987	$23,936	$22,066	$20,199
Total noninterest income	3,376	2,495	2,012	1,505	964
Total revenues	30,322	28,482	25,948	23,571	21,163
Total noninterest expense	15,470	14,631	14,546	14,141	12,644
PPNR	$14,852	$13,851	$11,402	$9,430	$8,519
(1)     Non-GAAP Financial Measure, refer to the "Non-GAAP Financial Measures" section of this document for additional detail.

•Revenues (net interest income plus noninterest income) for the quarter ended December 31, 2025 were $30.3 million, compared with $28.5 million in the previous quarter. The increase in revenues for the quarter ended December 31, 2025 was mainly attributable lower funding costs. Additional favorability for the quarter ended December 31, 2025 resulted from increased gains on SBA loan sales,reflecting higher sales volume.

Net Interest Margin

The Net Interest Margin (fully taxable equivalent basis) for the quarters ended December 31, 2025 and September 30, 2025 was 3.40% and 3.34%, respectively. The increase in the Net Interest Margin is mainly due to lower cost of interest bearing deposits.
Allowance for Credit Losses - Loans ("ACL-Loans")

The ACL-Loans was $30.7 million as of December 31, 2025 compared to $30.0 million as of September 30, 2025. The ACL-Loans as a percentage of total loans was 1.08% as of December 31, 2025 compared to 1.10% as of September 30, 2025.

The provision for credit losses - loans was $0.7 million for the quarter ended December 31, 2025. Total nonperforming loans decreased $0.7 million to $16.3 million as of December 31, 2025, when compared to the previous quarter. Nonperforming assets as a percentage of total assets decreased to 0.49% at December 31, 2025, compared to the previous quarter's ratio of 0.56%.

BANKWELL FINANCIAL GROUP, INC.
ASSET QUALITY (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
ACL-Loans:
Balance at beginning of period	$29,984	$29,256	$29,485	$29,007	$27,752
Charge-offs:
Residential real estate	—	—	—	—	—
Commercial real estate	—	—	—	(67)	(1,100)
Commercial business	—	(14)	(15)	—	(703)
Consumer	—	(46)	(5)	(33)	(5)
Construction	—	—	—	—	(1,155)
Total charge-offs	—	(60)	(20)	(100)	(2,963)
Recoveries:
Residential real estate	—	—	—	—	—
Commercial real estate	7	272	—	—	—
Commercial business	23	92	112	4	4
Consumer	10	4	10	36	5
Construction	—	—	—	—	—
Total recoveries	40	368	122	40	9
Net loan recoveries (charge-offs)	40	308	102	(60)	(2,954)
Provision (credit) for credit losses - loans	681	420	(331)	538	4,209
Balance at end of period	$30,705	$29,984	$29,256	$29,485	$29,007

	As of
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Asset quality:
Nonaccrual loans
Residential real estate	$557	$570	$617	$811	$791
Commercial real estate	14,445	14,667	16,387	17,946	44,814
Commercial business	1,302	1,729	6,871	7,626	7,672
Construction	—	—	—	—	—
Consumer	—	—	—	—	—
Total nonaccrual loans	16,304	16,966	23,875	26,383	53,277
Other real estate owned	—	1,284	1,284	—	8,299
Total nonperforming assets	$16,304	$18,250	$25,159	$26,383	$61,576

Nonperforming loans as a % of total loans	0.57%	0.62%	0.89%	1.00%	1.97%
Nonperforming assets as a % of total assets	0.49%	0.56%	0.78%	0.83%	1.88%
ACL-loans as a % of total loans	1.08%	1.10%	1.10%	1.11%	1.07%
ACL-loans as a % of nonperforming loans	188.33%	176.73%	122.54%	111.76%	54.44%
Total past due loans to total loans	0.31%	0.76%	0.91%	1.08%	1.63%

Financial Condition & Capital
Assets totaled $3.4 billion at December 31, 2025, an increase of $91.4 million, or 2.8% compared to December 31, 2024. Gross loans totaled $2.8 billion at December 31, 2025, an increase of $134.2 million, or 5.0% compared to December 31, 2024. Deposits totaled $2.8 billion at December 31, 2025, an increase of $41.9 million, or 1.5% compared to December 31, 2024. Brokered deposits have decreased $146.3 million or 20.7%, when compared to December 31, 2024.

Period End Loan Composition	December 31, 2025	September 30, 2025	December 31, 2024	Current QTD % Change	Year over Year % Change
Residential Real Estate	$33,139	$33,625	$42,766	(1.4)%	(22.5)%
Commercial Real Estate(1)	1,930,979	1,897,896	1,899,134	1.7	1.7
Construction	153,778	170,888	173,555	(10.0)	(11.4)
Total Real Estate Loans	2,117,896	2,102,409	2,115,455	0.7	0.1
Commercial Business	645,321	552,682	515,125	16.8	25.3
Consumer	76,855	63,098	75,308	21.8	2.1
Total Loans	$2,840,072	$2,718,189	$2,705,888	4.5%	5.0%
(1) Includes owner occupied commercial real estate of $0.8 billion at December 31, 2025, $0.8 billion at September 30, 2025, and $0.7 billion at December 31, 2024, respectively.

Period End Deposit Composition	December 31, 2025	September 30, 2025	December 31, 2024	Current QTD % Change	Year over Year % Change
Noninterest bearing demand	$403,652	$397,408	$321,875	1.6%	25.4%
NOW	90,205	84,736	105,090	6.5	(14.2)
Money Market	1,007,844	897,387	899,413	12.3	12.1
Savings	97,418	95,242	90,220	2.3	8.0
Time	1,230,362	1,282,642	1,370,972	(4.1)	(10.3)
Total Deposits	$2,829,481	$2,757,415	$2,787,570	2.6%	1.5%
Shareholders’ equity totaled $301.5 million as of December 31, 2025, an increase of $31.0 million compared to December 31, 2024, primarily a result of year to date net income of $35.2 million. The increase was partially offset by dividends paid of $6.3 million.
As of December 31, 2025, the Bank's regulatory capital ratios were all above 'well capitalized' values, with total risk-based capital, common-equity tier 1 capital and leverage ratios at 12.94%, 11.87%, and 10.55%, respectively.

We recommend reading this earnings release in conjunction with the Fourth Quarter 2025 Investor Presentation, located at https://investor.mybankwell.com/events-and-presentations/ and included as an exhibit to our January 29, 2026 Current Report on Form 8-K.
Conference Call
Bankwell will host a conference call to discuss the Company’s financial results and business outlook on January 29, 2026, at 11:00 a.m. E.T. The call will be accessible by telephone and webcast using https://investor.mybankwell.com/events-and-presentations/. A supplementary slide presentation will be posted to the website prior to the event, and a replay will be available for 12 months following the event.

About Bankwell Financial Group

Bankwell Financial Group, Inc. is the holding company for Bankwell Bank ("Bankwell"), a full-service commercial bank headquartered in New Canaan, CT. Bankwell offers its customers unmatched accessibility, expertise, and responsiveness through a range of commercial financing products including working capital lines of credit, SBA loans, acquisition loans, and commercial mortgages as well as treasury management and deposit services.
For more information about this press release, interested parties may contact Christopher R. Gruseke, Chief Executive Officer or Courtney E. Sacchetti, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166 or at ir@mybankwell.com.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the banking industry or securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

Non-GAAP Financial Measures
In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including noninterest expense control. The Company believes that tangible common equity, tangible assets, tangible common equity to tangible assets, tangible common shareholders' equity, fully diluted tangible book value per common share, operating revenue, efficiency ratio, noninterest expense to average assets, average tangible common equity, annualized return on average tangible shareholders' equity, return on average assets, operating basis return on average assets, return on average shareholders' equity, operating basis return on average tangible shareholders' equity, pre-tax, pre-provision net revenue, net interest margin, net loan charge-offs as a percentage of average loans, pre-tax, pre-provision net revenue on average assets, adjusted average equity, operating basis diluted earnings per share, operating net income, and the dividend payout ratio are useful to evaluate the relative strength of the Company's performance and capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. See "Reconciliation of GAAP to Non-GAAP Measures (unaudited)".

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
ASSETS
Cash and due from banks	$214,567	$289,628	$313,998	$292,006	$293,552
Federal funds sold	10,354	5,732	8,466	12,922	13,972
Cash and cash equivalents	224,921	295,360	322,464	304,928	307,524

Investment securities
Marketable equity securities, at fair value	2,248	2,223	2,188	2,164	2,118
Available for sale investment securities, at fair value	160,409	96,473	103,930	97,321	107,428
Held to maturity investment securities, at amortized cost	29,465	29,538	36,434	36,478	36,553
Total investment securities	192,122	128,234	142,552	135,963	146,099
Loans receivable (net of ACL-Loans of $30,705, $29,984, $29,256, $29,485, and $29,007, at December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025, and December 31, 2024, respectively)	2,804,441	2,684,016	2,635,742	2,611,495	2,672,959
Accrued interest receivable	16,143	15,633	14,741	15,409	14,535
Federal Home Loan Bank stock, at cost	6,207	4,951	5,051	3,583	5,655
Premises and equipment, net	21,582	22,387	23,020	22,978	23,856
Bank-owned life insurance	54,207	53,846	53,488	53,136	52,791
Goodwill	2,589	2,589	2,589	2,589	2,589
Deferred income taxes, net	11,356	9,027	9,684	9,551	9,742
Other real estate owned	—	1,284	1,284	—	8,299
Other assets	26,291	26,636	25,978	24,261	24,427
Total assets	$3,359,859	$3,243,963	$3,236,593	$3,183,893	$3,268,476

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing deposits	$403,652	$397,408	$397,195	$349,525	$321,875
Interest bearing deposits	2,425,829	2,360,007	2,362,086	2,400,920	2,465,695
Total deposits	2,829,481	2,757,415	2,759,281	2,750,445	2,787,570

Advances from the Federal Home Loan Bank	110,000	75,000	75,000	40,000	90,000
Subordinated debentures	69,697	69,636	69,574	69,513	69,451
Accrued expenses and other liabilities	49,192	49,121	49,448	48,721	50,935
Total liabilities	3,058,370	2,951,172	2,953,303	2,908,679	2,997,956

Shareholders’ equity
Common stock, no par value	120,118	119,353	118,698	118,439	119,108
Retained earnings	181,587	174,008	165,495	157,971	152,656
Accumulated other comprehensive (loss)	(216)	(570)	(903)	(1,196)	(1,244)
Total shareholders’ equity	301,489	292,791	283,290	275,214	270,520

Total liabilities and shareholders’ equity	$3,359,859	$3,243,963	$3,236,593	$3,183,893	$3,268,476

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended					For the Year Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Interest and dividend income
Interest and fees on loans	$46,739	$46,328	$44,128	$43,475	$42,851	$180,670	$172,832
Interest and dividends on securities	1,834	1,410	1,478	1,445	1,482	6,167	5,192
Interest on cash and cash equivalents	2,037	2,853	3,043	3,557	3,510	11,490	13,970
Total interest and dividend income	50,610	50,591	48,649	48,477	47,843	198,327	191,994
Interest expense
Interest expense on deposits	22,388	22,585	23,083	24,772	25,640	92,828	101,258
Interest expense on borrowings	1,276	2,019	1,630	1,639	2,004	6,564	7,454
Total interest expense	23,664	24,604	24,713	26,411	27,644	99,392	108,712

Net interest income	26,946	25,987	23,936	22,066	20,199	98,935	83,282
Provision (credit) for credit losses	616	372	(411)	463	4,458	1,040	22,620
Net interest income after provision (credit) for credit losses	26,330	25,615	24,347	21,603	15,741	97,895	60,662
Noninterest income
Bank owned life insurance	361	359	352	344	348	1,416	1,356
Service charges and fees	771	779	674	602	589	2,826	1,963
Gains and fees from sales of loans	2,184	1,372	1,080	442	24	5,078	523
Other	60	(15)	(94)	117	3	68	(124)
Total noninterest income	3,376	2,495	2,012	1,505	964	9,388	3,718
Noninterest expense
Salaries and employee benefits	7,717	7,995	7,521	7,052	5,056	30,285	23,746
Occupancy and equipment	2,575	2,469	2,505	2,575	2,600	10,124	9,494
Professional services	1,415	1,412	1,632	1,529	1,286	5,988	4,482
Data processing	877	633	712	885	905	3,107	3,251
Director fees	337	333	333	348	342	1,351	1,840
FDIC insurance	612	610	684	779	862	2,685	3,350
Marketing	108	140	218	142	175	608	452
Other	1,829	1,039	941	831	1,418	4,640	4,436
Total noninterest expense	15,470	14,631	14,546	14,141	12,644	58,788	51,051
Income before income tax expense	14,236	13,479	11,813	8,967	4,061	48,495	13,329
Income tax expense	5,092	3,401	2,725	2,079	1,098	13,297	3,559
Net income	$9,144	$10,078	$9,088	$6,888	$2,963	$35,198	$9,770
Earnings Per Common Share:
Basic	$1.16	$1.28	$1.16	$0.88	$0.37	$4.49	$1.24
Diluted	$1.15	$1.27	$1.15	$0.87	$0.37	$4.45	$1.23
Weighted Average Common Shares Outstanding:
Basic	7,776,740	7,774,887	7,777,469	7,670,224	7,713,970	7,750,191	7,710,076
Diluted	7,858,047	7,844,785	7,819,829	7,740,521	7,727,412	7,826,280	7,737,952
Dividends per common share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.80	$0.80

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Total Equity	$301,489	$292,791	$283,290	$275,214	$270,520
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	—
Tangible Common Equity	$298,900	$290,202	$280,701	$272,625	$267,931

Total Assets	$3,359,859	$3,243,963	$3,236,593	$3,183,893	$3,268,476
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	—
Tangible Assets	$3,357,270	$3,241,374	$3,234,004	$3,181,304	$3,265,887

Tangible Common Equity to Tangible Assets	8.90%	8.95%	8.68%	8.57%	8.20%

	As of
Computation of Fully Diluted Tangible Book Value per Common Share	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Total shareholders' equity	$301,489	$292,791	$283,290	$275,214	$270,520
Less:
Preferred stock	—	—	—	—	—
Common shareholders' equity	$301,489	$292,791	$283,290	$275,214	$270,520
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	—
Tangible common shareholders' equity	$298,900	$290,202	$280,701	$272,625	$267,931

Common shares issued and outstanding	7,899,943	7,877,443	7,873,387	7,888,013	7,859,873

Fully Diluted Tangible Book Value per Common Share	$37.84	$36.84	$35.65	$34.56	$34.09

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

Computation of Operating Basis Diluted EPS, Operating Basis Return on Average Assets, Operating Basis Return on Average Equity	For the Quarter Ended
(Dollars in thousands)	December 31, 2025
Net Income	$9,144
Income tax expenses related to a Return-to-provision true-up	855
Updates to the reserve for uncertain tax positions methodology change and state-level presence	692
Operating Net Income	$10,691

Weighted Average Common Shares Outstanding:
Diluted	7,858,047
Operating Diluted EPS	$1.36

Average Assets	$3,277,608
Operating Basis Return on Average Assets	1.29%

Adjusted Average Tangible Equity	$296,140
Operating Basis Return on Average Tangible Shareholders' Equity	14.32%

BANKWELL FINANCIAL GROUP, INC.
EARNINGS PER SHARE ("EPS") (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
	(In thousands, except per share data)
Net income	$9,144	$2,963	$35,198	$9,770
Dividends to participating securities(1)	27	(38)	106	(156)
Undistributed earnings allocated to participating securities(1)	(127)	(34)	(514)	(87)
Net income for earnings per share calculation	9,044	2,891	34,790	9,527

Weighted average shares outstanding, basic	7,776,740	7,713,970	7,750,191	7,710,076
Effect of dilutive equity-based awards(2)	81,307	13,442	76,089	27,876
Weighted average shares outstanding, diluted	7,858,047	7,727,412	7,826,280	7,737,952
Net earnings per common share:
Basic earnings per common share	$1.16	$0.37	$4.49	$1.24
Diluted earnings per common share	$1.15	$0.37	$4.45	$1.23
(1) Represents dividends paid and undistributed earnings allocated to unvested stock-based awards that contain non-forfeitable rights to dividends.
(2) Represents the effect of the assumed exercise of stock options and the vesting of restricted shares, as applicable, utilizing the treasury stock method.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	December 31, 2025			December 31, 2024
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$233,348	$2,037	3.46%	$313,777	$3,510	4.45%
Securities(1)	185,111	1,834	3.96	151,300	1,506	3.98
Loans:
Commercial real estate	1,904,755	30,454	6.26	1,896,551	28,222	5.82
Residential real estate	33,675	485	5.76	44,329	753	6.79
Construction	181,202	3,468	7.49	171,244	3,281	7.50
Commercial business	578,924	11,364	7.68	505,655	9,911	7.67
Consumer	63,762	968	6.02	43,315	684	6.29
Total loans	2,762,318	46,739	6.63	2,661,094	42,851	6.30
Federal Home Loan Bank stock	3,453	113	12.93	5,655	119	8.36
Total earning assets	3,184,230	$50,723	6.23%	3,131,826	$47,986	6.00%
Other assets	93,378			94,781
Total assets	$3,277,608			$3,226,607

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$95,035	$62	0.26%	$90,497	$42	0.18%
Money market	957,209	8,571	3.55	855,522	8,472	3.94
Savings	96,566	703	2.89	88,956	692	3.10
Time	1,263,108	13,052	4.10	1,385,264	16,434	4.72
Total interest bearing deposits	2,411,918	22,388	3.68	2,420,239	25,640	4.21
Borrowed Money	110,961	1,275	4.56	159,416	2,004	5.00
Total interest bearing liabilities	2,522,879	$23,663	3.72%	2,579,655	$27,644	4.27%
Noninterest bearing deposits	404,600			322,135
Other liabilities	52,812			54,013
Total liabilities	2,980,291			2,955,803
Shareholders' equity	297,317			270,804
Total liabilities and shareholders' equity	$3,277,608			$3,226,607
Net interest income(2)		$27,060			$20,342
Interest rate spread			2.51%			1.73%
Net Interest Margin(3)			3.40%			2.60%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $114 thousand and $143 thousand for the quarters ended December 31, 2025 and 2024, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - YTD (unaudited)
(Dollars in thousands)

	For the Year Ended
	December 31, 2025			December 31, 2024
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$288,987	$11,490	3.98%	$283,353	$13,970	4.93%
Securities(1)	157,033	6,309	4.02	142,744	5,098	3.57
Loans:
Commercial real estate	1,849,502	115,827	6.18	1,905,973	112,804	5.82
Residential real estate	36,788	2,223	6.04	47,767	2,978	6.23
Construction	182,440	14,322	7.74	162,180	12,197	7.40
Commercial business	554,862	44,205	7.86	514,800	42,006	8.03
Consumer	70,186	4,092	5.83	41,869	2,847	6.80
Total loans	2,693,778	180,669	6.62	2,672,589	172,832	6.36
Federal Home Loan Bank stock	5,000	398	7.95	5,666	477	8.41
Total earning assets	3,144,798	$198,866	6.24%	3,104,352	$192,377	6.09%
Other assets	92,684			92,885
Total assets	$3,237,482			$3,197,237

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$100,341	$374	0.37%	$96,091	$175	0.18%
Money market	908,304	34,149	3.76	851,283	34,767	4.08
Savings	92,637	2,728	2.95	90,587	2,785	3.07
Time	1,291,785	55,577	4.30	1,335,680	63,531	4.76
Total interest bearing deposits	2,393,067	92,828	3.88	2,373,641	101,258	4.27
Borrowed Money	138,305	6,564	4.75	159,320	7,454	4.68
Total interest bearing liabilities	2,531,372	$99,392	3.93%	2,532,961	$108,712	4.29%
Noninterest bearing deposits	368,777			332,611
Other liabilities	51,722			60,464
Total liabilities	2,951,871			2,926,036
Shareholders' equity	285,611			271,201
Total liabilities and shareholders' equity	$3,237,482			$3,197,237
Net interest income(2)		$99,474			$83,665
Interest rate spread			2.31%			1.80%
Net Interest Margin(3)			3.16%			2.70%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $539 thousand and $383 thousand for the year ended December 31, 2025 and 2024, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.